EXHIBIT 99.1

SOCIAL LIFE NETWORK, INC. UPDATES SHAREHOLDERS ON CURRENT DEBT STATUS

LOS ANGELES, CA / February 5, 2021 / Social Life Network, Inc. (OTC:WDLF), announces today this Shareholder Update presenting the most up to date assessment of the Company’s reduction in Convertible Notes for the 12 months ending September 30th, 2020, and the period beginning October 1st, 2020 and ending February 5, 2021.

As of October 1st, 2019, the Company reported $677,151 of Convertible Notes. Through a combination of debt paydown and note conversions, the convertible debt plus accrued interest was reduced to $370,986 by September 30th, 2020.

Additional convertible debt plus accrued interest was reduced from October 1st, 2020 through December 31st, 2020, resulting in a convertible debt liability of just $111,351.

From January 1st, 2021 through February 5th, 2021, the Company further reduced their convertible debt, resulting in a remaining convertible debt liability of just $77,000.

“We are pleased to have significantly reduced the Company’s convertible debt burden over the past 16 months,” said director Todd Markey. “Adding to our success by reducing our total remaining debt liability of $111,351 at the end of 2020, we have further reduced that liability to $77,000 as of today. The significant and ongoing reduction in our debt until it is at zero convertible debt, provides us with a stronger balance sheet in 2021, and should provide shareholders with a greater sense of confidence that we have their best interests at heart.”

About Social Life Network, Inc.

Social Life Network is an artificial intelligence and blockchain powered social network and e-commerce technology company. Since the launch of the company in January of 2013, the Company has launched niche industry social networks to service the millions of business professionals and consumers in the residential real estate industry, the legal global cannabis industry, sports verticals including racket sports, golf, cycling, soccer, hunting, fishing and camping. The Company operates in part, like a publicly traded tech incubator, and retains ownership in each licensee through stock and options ownership when they reach a contracted usership growth, outlined in their licensing contracts. This allows the Company to minimize its expenses and exposure to failed start-ups licensees that use its platform.

For more information, visit our website @ www.SocialNetwork.ai

Watch our latest shareholder podcasts @ www.SocialNetwork.ai/podcast

SAFE HARBOR & DISCLAIMER

This information does not constitute an offer to sell or a solicitation of an offer to buy securities or assets of Social Life Network, Inc.

All information presented herein with respect to the existing business and the historical operating results of Social Life Network (“the Company”) and estimates and projections as to future operations are based on materials prepared by the management of the Company and involve significant elements of subjective judgment and analysis which may or may not be correct. While the information provided herein is believed to be accurate and reliable, the Company makes no representations or warranties, expressed or implied, as to the accuracy or completeness of such information. In furnishing this information, the Company reserves the right to amend or replace some or all of the information herein at any time and undertakes no obligation to provide the recipient with access to any additional information. Nothing contained herein is or should be relied upon as a promise or representation as to the future.

This information includes certain statements, estimates and projections provided by the Company with respect to its anticipated future performance.

This information also contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect, “may, “continue, “predict, “potential, “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company's filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

No information in this Shareholder Update should be construed as any indication whatsoever of the Company's future financial results, revenues, or stock price.

Director
Todd Markey